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    As filed with the Securities and Exchange Commission on January 11, 1999
                                                      Registration No. 333-60237

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MASSACHUSETTS FINCORP, INC.
                 (Name of Small Business Issuer in its Charter)

            DELAWARE                       6036                 04-3431804
(State or Other Jurisdiction   (Primary Standard Industrial   (IRS Employer
of Incorporation or             Classification Code Number)  Identification No.)
Organization)

                                           THE MASSACHUSETTS CO-OPERATIVE BANK
        1442 DORCHESTER AVENUE                  1442 DORCHESTER AVENUE
      BOSTON, MASSACHUSETTS 02122             BOSTON, MASSACHUSETTS 02122
            (617) 825-5555                          (617) 825-5555
(Address and Telephone Number of         (Address of Principal Place of Business
Principal Executive Offices)            or Intended Principal Place of Business)

                                  PAUL C. GREEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       THE MASSACHUSETTS CO-OPERATIVE BANK
                             1442 DORCHESTER AVENUE
                           BOSTON, MASSACHUSETTS 02122
                                 (617) 825-5555
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                         LAWRENCE M.F. SPACCASI, ESQUIRE
                             SCOTT A. BROWN, ESQUIRE
                         MULDOON, MURPHY & FAUCETTE LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840




          SALE TO THE PUBLIC CONCLUDED DECEMBER 22, 1998

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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 527,927 shares of the $.01 par value Common Stock (the "Common Stock") of Massachusetts Fincorp, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated October 9, 1998 (the "Prospectus"). The remaining 545,481 shares registered pursuant to this Registration Statement on Form SB-2 have been issued and sold in accordance with the Prospectus in the Subscription Offering and Direct Community Offering described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.




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CONFORMED
                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boston, Commonwealth of Massachusetts, on January 11, 1999.

Massachusetts Fincorp, Inc.


By:   /s/ Paul C. Green
      -----------------------------------
      Paul C. Green
      President, Chief Executive Officer
      and Director

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

    Name                        Title                             Date
    ----                        -----                             ----
/s/ Paul C. Green               President, Chief Executive    January 11, 1999
--------------------            Officer and Director
Paul C. Green                   (principal executive
                                officer)


/s/ Ruth J. Rogers              Chief Financial Officer       January 11, 1999
--------------------            Treasurer and Corporate
Ruth J. Rogers                  Secretary
                                (principal accounting and
                                 financial officer)


         *                      Director
---------------------
John B. Byrne


         *                      Director
---------------------
John R. Byrne


         *                      Director
---------------------
Richard F. Cahill


         *                      Director
---------------------
W. Craig Dolan


         *                      Director
---------------------
John E. Hurley, Jr.





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          *                      Director
---------------------
Robert E. McGovern


          *                      Director
---------------------
John P. O'Hearn, Jr.


          *                      Director
---------------------
Robert H. Quinn


          *                      Director
---------------------
Joseph W. Sullivan


          *                      Director
---------------------
Diane Valle


*Pursuant to the Power of Attorney filed on July 30, 1998, as Exhibit 24.1 to the Registration Statement on Form SB-2 of Massachusetts Fincorp, Inc.


/s/ Paul C. Green             President, Chief Executive      January 11, 1999
------------------------      Officer and Director
Paul C. Green                 (principal executive officer)